UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report:  October 6, 2011
(Date of Earliest Event Reported) (October 5, 2011)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Business Transfer Agreement

On October 5, 2011, the Company and Akorn India Private Limited, a newly formed Indian company and wholly owned subsidiary of the Company (“AIPL”), entered into a Business Transfer Agreement dated as of October 6, 2011 with Kilitch Drugs (India) Limited, an Indian corporation (“KDIL”) and the members of the promoter group (the “Promoters”) of KDIL (the “Business Transfer Agreement”).

Pursuant to the terms of the Business Transfer Agreement and the other related agreements described below, KDIL has agreed to transfer its business of research, development, manufacturing, marketing, importing and exporting of generic pharmaceutical formulation products at its factory located at Village Nihalgarh, Tehsil Paonta Sahib, Himachal Pradesh, India (the “Business”) to AIPL for a purchase price of approximately $52 million in cash, and future contingent payments totaling up to approximately $6 million in cash (the “Transaction”).  The Business includes KDIL’s manufacturing facilities at Paonta Sahib, certain trademarks and brand names, inventories, accounts receivable and other operating assets, and liabilities forming part of the working capital of KDIL pertaining to the Business, but excludes cash and cash equivalents and indebtedness pertaining to the Business, as well as the Kilitch name.

The purchase price is subject to adjustments based on working capital, guarantees and expenditures incurred in the expansion of the factory at Paonta Sahib.  The Company has agreed to guaranty the financial obligations of AIPL under the Business Transfer Agreement.

The Business Transfer Agreement contains certain termination rights for AIPL and KDIL, as the case may be, applicable upon, among other events: (i) a material breach that has not or cannot be cured within 30 days after notice of such breach, (iii) a Material Adverse Effect, or (iii) if the Business Transfer Agreement has not been closed on or prior to March 31, 2012.

The Business Transfer Agreement includes representations, warranties and covenants of the parties, including, among others, a covenant that requires (i) AIPL to offer employment to certain employees of KDIL on terms and conditions that are no less favorable on an aggregate basis to those paid or provided to each such employee prior to the Closing and to employ any employee who accepts such offer, (ii) KDIL to conduct the business only in the ordinary course of business during the period between the execution of the Business Transfer Agreement and the Closing, (iii) KDIL not to engage in certain kinds of transactions during such period without the prior written consent of AIPL, and (iv) KDIL not to solicit or facilitate alternative acquisition proposals relating to the Assets.   Subject to certain exceptions and other provisions, each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters.

The Transaction, which is expected to close approximately 90 days after the date of entry into the Business Transfer Agreement (the “Closing”), is subject to several closing conditions, including the receipt of (1) consent from governmental authorities, (2) consent from contracting parties which constitute 80% of the total revenue of KDIL for the financial year ended March 31, 2011, and certain other contracting parties, (3) approval of the shareholders of KDIL, (4) consent of a certain percentage of the employees and all of the key employees of KDIL, (5) governmental certificates and consents under Section 118 of Himachal Pradesh Tenancy and Land Reforms Act 1972 for transferring the land parcels, (6) approval from the Director General of Foreign Trade for transfer of Export Promotion Capital Goods (“EPCG”) licenses and related EPCG bonds, as well as other customary closing conditions.

In addition, the execution and delivery of certain related Transaction documents will also be required at Closing, including an escrow agreement and a manufacturing agreement.   In addition, upon closing of the Business Transfer Agreement, KDIL and AIPL will enter into a license agreement, pursuant to which KDIL will grant a royalty-free license to AIPL to use certain common trademarks for the Business for purposes of liquidating KDIL’s remaining inventory of the acquired products. Upon closing of the Business Transfer Agreement, KDIL and AIPL will enter into a management services and transition support agreement, whereby KDIL will agree to provide management and transition services for a period of 12 months.  Further, upon closing of the Business Transfer Agreement, certain Promoters and AIPL will enter into an expansion and operational support agreement, whereby the Promoters will agree to provide designated services in consideration of up to approximately $6 million, based on the achievement of certain transfers, governmental approvals and other milestones and financial targets.

Non-Compete Agreement

In connection with and pursuant to the Business Transfer Agreement, the Promoters, KDIL, AIPL and the Company entered into a Non-Compete Agreement dated as of October 6, 2011, whereby the Promoters and KDIL have agreed to certain restrictive covenants in consideration of a certain cash consideration, included in the $52 million purchase price disclosed above.

Mumbai Product Transfer Agreement

In connection with and pursuant to the Business Transfer Agreement, the Company, AIPL and KDIL entered into a Product Transfer Agreement dated as of October 6, 2011, whereby KDIL has agreed to transfer its business of the manufacture of certain hormonal and cephalosporin pharmaceutical formulations currently made out of its plant situated in Mumbai to AIPL for certain cash consideration included in the overall purchase price disclosed above, subject to an adjustment based on working capital (the “Mumbai Product Transfer Agreement”).  The Mumbai Product Transfer Agreement includes non-compete and customer non-solicit provisions. The closing of the agreement is subject to the closing of the Business Transfer Agreement, customary conditions, as well as receiving consent from contracting parties which constitute 80% of the total revenue of KDIL for the financial year ended March 31, 2011 and also constitute 80% of all of the contracting parties whose contracts are being transferred. The Mumbai Product Transfer Agreement will be terminated if, prior to its closing, the Business Transfer Agreement is terminated in accordance with its terms.

NBZ Product Transfer Agreement

In connection with and pursuant to the Business Transfer Agreement, the Company and AIPL entered into a Product Transfer Agreement dated as of October 6, 2011 with NBZ Pharma Limited, an Indian corporation that is also one of the Promoters (“NBZ”), whereby NBZ has agreed to assign to AIPL, NBZ’s rights and obligations with respect to certain manufacturing arrangements for certain cash consideration, included in the overall purchase price disclosed above, subject to adjustment based on inventory (the “NBZ Product Transfer Agreement”).  Pursuant to the terms of the NBZ Product Transfer Agreement, NBZ has agreed to transfer to AIPL NBZ’s rights and obligations with respect to certain manufacturing agreements with selected customers. The closing of the NBZ Product Transfer Agreement is subject to the closing of the Business Transfer Agreement, customary conditions, as well as receiving the consent of selected customers.

The foregoing summary of the Business Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated into this report by reference. The Business Transfer Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Business or the transferred or assigned assets. Representations and warranties may be used as a tool to allocate risks between the parties. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Business Transfer Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Business Transfer Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01   Other Events

On October 5, 2011, the Company issued a press release announcing the Transaction and a conference call for investors at 12 noon EDT on October 6, 2011 regarding the Transaction.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith, and shall not be deemed “filed” for any purpose.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Business Transfer Agreement dated as October 6, 2011 among the Company, AIPL  KDIL, and members of the promoter group of the KDIL (schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulations S-K).

99.1	Press Release issued by the Company, dated October 5, 2011 announcing AIPL’s acquisition of certain assets of KDIL and NBZ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  October 6, 2011